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                                 EXHIBIT 10.17

                             SPLIT DOLLAR AGREEMENT

                 This Agreement, made on February 28, 1995, by and between Chemed Corporation ("the Corporation"), a Delaware corporation with offices at 2600 Chemed Center, 255 E. Fifth Street, Cincinnati, Ohio 45202, and Edward A. Hutton, Thomas C. Hutton and Jenny Hutton Jacoby ("the Trustees"), as Trustees under the Kathryn Jane Hutton and Edward L. Hutton Irrevocable Insurance Trust Agreement dated January 25, 1990 ("the Trust").

                 1.  PREMISES

                             1.1  Edward L. Hutton is an employee of the
                             Corporation and has created the Trust.  The
                             Trustees wish to insure the lives of Mr. Hutton and his wife, Kathryn J. Hutton, for the benefit and protection of their family. The Corporation will help the Trustees provide this insurance coverage by payment of part of the premiums under a split dollar arrangement, whereby the Trustees will be the owner of a life insurance policy which will be collaterally assigned to the Corporation as security for amounts the Corporation will contribute for the premium payments.

                 2.  APPLICATION FOR INSURANCE

                             2.1 The Trustees have applied to Phoenix Home Life Mutual Insurance Company for a Survivorship Whole Life Policy on the lives of Edward L.
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                             Hutton and Kathryn J. Hutton for $5,000,000
                             ("Policy").

                 3.  POLICY OWNERSHIP

                             3.1 The Trustees shall own the Policy and may exercise all rights of ownership with respect to it, subject only to the security interest of the Corporation as expressed in this Agreement and the collateral assignment of the Policy to the Corporation.

                 4.  PAYMENT OF PREMIUMS

                             4.1 On or before the due date of each annual premium on the Policy, the Corporation will pay to Phoenix Home Life Mutual Insurance Company an amount equal to the lesser of 84 percent of the annual premium or the annual premium less the cost (calculated by application of P. S. No. 38 or P.
                             S. No. 58 or Phoenix Home Life individual term rates, whichever is applicable) of the portion of the insurance which the beneficiary or beneficiaries named by the Trustees would be entitled to receive if the survivor of Mr. Hutton and Mrs. Hutton died during the policy year for which the annual premium is paid.

                             4.2 On or before the due date of each annual premium on the Policy, the Corporation will pay to Phoenix Home Life Mutual Insurance Company,





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                             on behalf of the Trustees, the remainder of the
                             annual premium. This payment will constitute compensation to Mr. Hutton in the form of a bonus during his lifetime and in the form of deferred compensation after his death if he dies before Mrs. Hutton, and will be considered paid by the Trustees for purposes of the Assignment (as defined in Article 5).

                             4.3 These premium advances by the Corporation shall apply specifically to the first ten annual premiums due under the Policy. However, additional premium advances may be made by mutual agreement of the parties.

                 5.  ASSIGNMENT OF POLICY

                             5.1 The Trustees shall collaterally assign the Policy to the Corporation so as to reflect the respective interests of the parties under this Agreement, said collateral assignment ("Assignment") having been executed by the parties on the date of this Split Dollar Agreement, and thus made a part of such Policy and this Agreement.

                 6.  USE OF DIVIDENDS

                             6.1 The dividends declared by Phoenix Home Life Mutual Insurance Company on the Policy will be used to purchase paid-up insurance.





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                             6.2  The dividend option which is specified in
                             paragraph 6.1 of this Article will not be terminated or changed without a conforming amendment to this Agreement and unless such change is done in accordance with the provisions of Part D "Joint Rights" section of the Assignment.

                 7.  SURRENDER OF POLICY

                             7.1  The Trustees shall have the sole and
                             exclusive right to surrender the Policy.
                             7.2 If the Policy is surrendered, the Trustees shall direct the insurance company in writing to draw a check payable to the Corporation in an amount equal to the "Assignee's Cash Value Rights", as defined within the provisions of Part A "Definitions" section of the Assignment.

                             7.3 If there is a delay in the surrender of the Policy by either party to this Agreement, and if such delay results in diminished policy values being available to either party, neither party to this Agreement shall hold the insurance company liable for such diminution in Policy values.

                 8.  DEATH CLAIMS

                             8.1 Upon the death of the last to die of Mr. and Mrs. Hutton, the Corporation shall have an





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                             interest in the proceeds of the Policy equal to
                             the "Assignee's Death Benefit Share", as defined within the provisions of Part A "Definitions" section of the Assignment. The balance of proceeds remaining shall be paid directly by the insurance company to the beneficiary or beneficiaries designated in the Policy.

                 9.  TERMINATION OF AGREEMENT

                             9.1 This Agreement shall terminate upon surrender of the Policy by the Trustees or upon thirty (30) days' written notice of termination given by either party to the other by registered mail at the party's last known address; provided, however, that the Corporation shall not exercise such termination right before February 28, 2005.

                             9.2 Prior to termination of this Agreement, the Trustees shall direct the insurance company in writing to draw a check payable to the Corporation for an amount equal to the "Assignee's Cash Value Interest", as defined within the provisions of Part A "Definitions" section of the Assignment. Upon receipt of this amount, the Corporation shall release the security interest of the Corporation expressed in this Agreement and the Assignment.





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                 10.  SPECIAL PROVISIONS

                             The following provisions are part of this Plan and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974:

                                  10.01  -  The named fiduciary:  The
                                            Secretary of the Company

                                  10.02  -  The funding policy under
                                            this Plan is that all premiums on
                                            the Policy  be remitted to the
                                            Insurer when due.

                                  10.03  -  Direct payment by the
                                            Insurer is the basis of payment of
                                            benefits under this Plan, with
                                            those benefits in turn being based
                                            on the payment of premiums as
                                            provided in the Plan.

                                  10.04  -  For claims procedure
                                            purposes, the "Claims Manager"
                                            shall be the Secretary of
                                            the Company.

                                            (a)   If for any reason a
                                                  claim for benefits under this
                                                  Plan is denied by the
                                                  Company, the
                                                  Claims Manager shall deliver
                                                  to the claimant a written
                                                  explanation setting forth the
                                                  specific reasons for the





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                                                 denial, pertinent references
                                                 to the Plan section on which
                                                 the denial is based, such
                                                 other data as may be pertinent
                                                 and information on the
                                                 procedures to be followed by
                                                 the claimant in obtaining a
                                                 review of his claim, all
                                                 written in a manner calculated
                                                 to be understood by the
                                                 claimant.  For this
                                                 purpose:
                                                 (1)      The claimant's claim
                                                 shall be deemed filed when
                                                 presented orally or in
                                                 writing to the Claims Manager.
                                                 (2)      The Claims Manager's
                                                 explanation shall be in
                                                 writing delivered
                                                 to the claimant within 90 days
                                                 of the date the claim is
                                                 filed.
                                        (b)      The claimant shall have 60
                                                 days following his/her receipt
                                                 of the denial of the claim to
                                                 file with the Claims Manager a





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                                                  written request for review
                                                  of the denial.  For such
                                                  review, the claimant or
                                                  his/her representative may
                                                  submit pertinent documents
                                                  and written issues and
                                                  comments.

                                        (c)       The Claims Manager shall
                                                  decide the issue on review
                                                  and furnish the claimant with
                                                  a copy within 60 days of
                                                  receipt of the claimant's
                                                  request for review of his/her
                                                  claim.  The decision on
                                                  review shall be in writing
                                                  and shall include specific
                                                  reasons for the decision
                                                  written in a manner
                                                  calculated to be understood
                                                  by the claimant, as well as
                                                  specific references to the
                                                  pertinent Plan provisions on
                                                  which the decision is based.
                                                  If a copy of the decision is
                                                  not so furnished to the
                                                  claimant within such 60 days,
                                                  the claims shall be deemed
                                                  denied on review.





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               11.  AMENDMENT AND BINDING EFFECT

                             11.1 This embodies all agreements by the parties made with respect to the Policy. The Agreement shall not be modified or amended except by a writing signed by the parties. The Agreement shall be binding upon the parties, their heirs, legal representatives, successors and assigns.

               12.  GOVERNING LAW

                             12.1 This Agreement shall be subject to and shall be construed under the laws of the State of Ohio.

               Executed by the parties at Cincinnati, Ohio, as of
                             February 28, 1995.

                             CHEMED CORPORATION


/s/ Mary R. Busam            By:  /s/ David G. Sparks, V.P.
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Witness                            Signature, Corporate Title

                             TRUSTEES

/s/ Sandra Laney             By:  /s/ Edward A. Hutton
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Witness                            Edward A. Hutton


/s/ Joyce A. Lawrence        By:  /s/ Thomas C. Hutton
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Witness                            Thomas C. Hutton


/s/ Joan P. Chard            By:  /s/ Jenny Hutton Jacoby
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Witness                            Jenny Hutton Jacoby





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